D A T A A S O F D E C E M B E R 3 1 , 2 0 1 4 U N L E S S O T H E R W I S E N O T E D 2014 AND FOURTH QUARTER RESULTS

FORWARD-LOOKING STATEMENTS This presentation may contain forward-looking statements with respect to Fulton Financial Corporation’s financial condition, results of operations and business. Do not unduly rely on forward-looking statements. Forward-looking statements can be identified by the use of words such as “may,” “should,” “will,” “could,” “estimates,” “predicts,” “potential,” “continue,” “anticipates,” “believes,” “plans,” “expects,” “future,” “intends” and similar expressions which are intended to identify forward-looking statements. Management’s “2015 Outlook” contained herein is comprised of forward-looking statements. Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties, some of which are beyond the Corporation’s control and ability to predict, that could cause actual results to differ materially from those expressed in the forward-looking statements. The Corporation undertakes no obligation, other than as required by law, to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. A discussion of certain risks and uncertainties affecting the Corporation, and some of the factors that could cause the Corporation’s actual results to differ materially from those described in the forward-looking statements, can be found in the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2013, Quarterly Reports on Form 10-Q for the quarters ended March 31, 2014, June 30, 2014 and September 30, 2014, and other reports which the Corporation files with the Securities and Exchange Commission and are available in the Investor Relations section of the Corporation’s website (www.fult.com) and on the Securities and Exchange Commission’s website (www.sec.gov). The Corporation uses certain non-GAAP financial measures in this presentation. These non-GAAP financial measures are reconciled to the most comparable GAAP measures at the end of this presentation. 2

2014 HIGHLIGHTS • Diluted Earnings Per Share Growth • Average Loan & Core Deposit Growth • Modest loan growth resumed after a slow start • Solid pace of core deposit growth throughout 2014 • Revenue Challenges Due To a Persistent Low Interest Rate Environment • Net interest margin compression continued at a modest pace • Asset Quality Improvements • Lower provisioning due to steady improvement in asset quality • Decrease in Non-interest Expenses • Continued build-out of Compliance, Risk Management & Technology • Strong Capital Levels • Prudent capital optimization strategies effectively employed 3

2015 OUTLOOK • Loans & Deposits: Annual average growth of 3%-7% • Net Interest Margin: Compression of 0-4 bps per quarter, on average, based on the current interest rate environment • Asset Quality: Continued modest provision; volatility may occur due to individual credits • Non-Interest Income: Mid- to high- single digit growth rate • Non-Interest Expense: Low-single digit growth rate • Compliance, Risk Management and Technology: Continued focus on program build-out • Capital: Continued commitment to return of capital to shareholders 4

INCOME STATEMENT SUMMARY – ANNUAL COMPARISON 5 Note: ROA is return an average assets determined by dividing net income for the period indicated by average assets (1) Non-GAAP based financial measure. Please refer to the calculation and management’s reasons for using this measure on the slide titled “Non-GAAP Reconciliation” at the end of this presentation. Net Income of $157.9 million, down 2.4% due primarily to lower net interest income and non-interest income, offset by lower loan loss provision Net Interest Income Net interest income down 2.3% due to margin compression Loan Loss Provision Decrease of 69.1% due significant improvements in asset quality Non-Interest Income Decrease of 8.0% driven primarily by mortgage banking income and overdraft fees Non-Interest Expenses Decrease of 0.5% largely driven by lower OREO expense and operating risk loss, partially offset by higher outside services 2014 2013 C hange N et Interest Inco me 514,867$ 527,194$ (12,327)$ Lo an Lo ss P ro visio n 12,500 40,500 (28,000) N o n-Interest Inco me 165,338 179,660 (14,322) Securit ies Gains 2,041 8,004 (5,963) N o n-Interest Expense 459,246 461,433 (2,187) Inco me T axes 52,606 51,085 1,521 N et Inco me 157,894$ 161,840$ (3 ,946)$ P er Share (D iluted) 0.84$ 0 .83$ 0 .01$ R OA 0.93% 0.96% (0.03%) R OE (tangible) (1) 10.31% 10.76% (0.45%) Eff iciency rat io (1) 65.65% 63.39% 2.26% (dollars in thousands, except per-share data)

INCOME STATEMENT SUMMARY – QUARTERLY COMPARISON

FULTON FINANCIAL CORPORATION

	Q4 2014	Q3 2014	Change
	(dollars in thousands, except per-share data)		
Net Interest Income	$ 128,038	$ 129,366	$ (1,328)
Loan Loss Provision	3,000	3,500	(500)
Non-interest Income	41,253	41,819	(566)
Securities Gains	848	81	767
Non-interest Expense	117,720	115,798	1,922
Income Taxes	11,470	13,402	(1,932)
Net Income	$ 37,949	$ 38,566	$ (617)
Per Share (Diluted)	$ 0.21	$ 0.21	$ -
ROA	0.88%	0.90%	(0.02%)
ROE (tangible) (1)	9.96%	9.88%	0.08%
Efficiency ratio (1)	67.53%	65.80%	1.73%

- **Net Income of $37.9 million, a 1.6% decrease due to lower net interest income and an increase in non-interest expense**
- Net Interest Income

  Net interest income down 1.0% due to an 8 bps decline in net interest margin
- Loan Loss Provision

  Steady improvement in asset quality; low provisioning levels impacted by normal volatility associated with net charge-offs
- Non-Interest Income

  Decrease of 1.4% driven by mortgage banking income and overdraft fees
- Non-Interest Expenses

  Increase of 1.7% largely driven by higher salaries & benefits

Note: ROA is return an average assets determined by dividing net income for the period indicated by average assets

(1) Non-GAAP based financial measure. Please refer to the calculation and management's reasons for using this measure on the slide titled "Non-GAAP Reconciliation" at the end of this presentation.

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NET INTEREST INCOME AND MARGIN ($ IN MILLIONS) 7 Net Interest Income & Net Interest Margin ~ $730 million ~ $610 million Average Interest-Earning Assets & Yields Average Liabilities & Rates 2015 Outlook: Net Interest Margin: Compression of 0-4 bps per quarter, on average, based on the current interest rate environment Loans & Deposits: Annual average growth of 3%-7%

ASSET QUALITY ($ IN MILLIONS) 8 Provision for Credit Losses Non-Performing Loans (NPLs) & NPLs to Loans Net Charge-offs (NCOs) and NCOs to Average Loans Allowance for Credit Losses (Allowance) to NPLs & Loans 2015 Outlook: Continued modest provision; volatility may occur due to individual credits

NON-INTEREST INCOME, EXCLUDING SECURITIES GAINS ($ IN MILLIONS) 9 Non-interest Income, Excluding Securities Gains ~ $730 million ~ $610 million Mortgage Banking Income & Spreads Other Non-interest Income -1.4% 2015 Outlook: Mid- to high-single digit growth rate (1) Represents Gains on Sales divided by total commitments to originate residential mortgage loans for customers.

NON-INTEREST EXPENSES ($ IN MILLIONS) 10 Non-interest Expense & Efficiency Ratio (1) ~ $730 million ~ $610 million Salaries and Employee Benefits & Staffing Other Non-interest Expense + 1.7% 2015 Outlook: Low-single digit growth rate (1) Non-GAAP based financial measure. Please refer to the calculation and management’s reasons for using this measure on the slide titled “Non- GAAP Reconciliation” at the end of this presentation.

COMPLIANCE & RISK MANAGEMENT 11 # Represents third-party consulting and legal services directly related to BSA/AML compliance program. 2014 excludes $0.6 million of capitalized software costs. To tal A n n u al E xp e n ses , in m ill io n s $0.1 $1.4 $4.6 $1.4 • Strengthening Risk Management and Compliance infrastructures • Address deficiencies within BSA/AML compliance • Recent BSA/AML enforcement actions at the Corporation and five banking subsidiaries; action at remaining bank subsidiary anticipated • Significant investments in personnel, outside services and systems; in-line with amounts previously disclosed BSA/AML Compliance Program Expenses and Staffing Estimated Salaries & Benefits Expense for 2015 ~ $4.1 million

PROFITABILITY & CAPITAL 12 ROA ROE (tangible) (1) Regulatory Capital Ratios & TCE Ratio (1) Diluted Earnings Per Common Share Note: ROA is return an average assets determined by dividing net income for the period indicated by average assets (1) Non-GAAP based financial measure. Please refer to the calculation and management’s reasons for using this measure on the slide titled “Non-GAAP Reconciliation” at the end of this presentation. (2) Estimates.

NON-GAAP RECONCILIATION

FULTON FINANCIAL CORPORATION

***Note**: The Corporation has presented the following non-GAAP (Generally Accepted Accounting Principles) financial measures because it believes that these measures provide useful and comparative information to assess trends in the Corporation's results of operations and financial condition. Presentation of these non-GAAP financial measures is consistent with how the Corporation evaluates its performance internally and these non-GAAP financial measures are frequently used by securities analysts, investors and other interested parties in the evaluation of companies in the Corporation's industry. Investors should recognize that the Corporation's presentation of these non-GAAP financial measures might not be comparable to similarly-titled measures of other companies. These non-GAAP financial measures should not be considered a substitute for GAAP basis measures and the Corporation strongly encourages a review of its condensed consolidated financial statements in their entirety.*

	Three Months Ended					Year Ended Dec 31,	
	Dec 31, 2014	Sep 30, 2014	Jun 30, 2014	Mar 31, 2014	Dec 31, 2013	2014	2013
	(dollars in thousands)						
Efficiency ratio							
Non-interest expense	$ 117,720	$ 115,798	$ 116,174	$ 109,554	$ 116,762	$ 459,246	$ 461,433
Less: Intangible amortization	(315)	(314)	(315)	(315)	(835)	(1,259)	(2,438)
Numerator	$ 117,405	$ 115,484	$ 115,859	$ 109,239	$ 115,927	$ 457,987	$ 458,995
Net interest income (fully taxable equivalent)	$ 132,611	$ 133,692	$ 132,175	$ 133,841	$ 137,276	$ 532,322	$ 544,474
Plus: Total Non-interest income	42,102	41,900	44,872	38,506	40,732	167,379	187,664
Less: Investment securities (gains) losses	(849)	(81)	(1,112)	-	(33)	(2,041)	(8,004)
Denominator	$ 173,864	$ 175,511	$ 175,935	$ 172,347	$ 177,975	$ 697,660	$ 724,134
Efficiency ratio	67.53%	65.80%	65.85%	63.38%	65.14%	65.65%	63.39%

	Three Months Ended		Year Ended Dec 31,			
	Dec 31, 2014	Sep 30, 2014	2014	2013	2012	2011
	(dollars in thousands)					
Return on Average Shareholders' Equity (ROE) (Tangible)						
Net income	$ 37,948	$ 38,566	$ 157,894	$ 161,840	$ 159,845	$ 145,573
Plus: Intangible amortization, net of tax	205	203	818	1,585	1,970	2,767
Numerator	$ 38,153	$ 38,769	$ 158,712	$ 163,425	$ 161,815	$ 148,340
Average shareholders' equity	$ 2,052,211	$ 2,089,459	$ 2,071,640	$ 2,053,821	$ 2,050,994	$ 1,953,396
Less: Average goodwill and intangible assets	(531,955)	(532,271)	(532,425)	(534,431)	(542,600)	(545,920)
Average tangible shareholders' equity (denominator)	$ 1,520,256	$ 1,557,188	$ 1,539,215	$ 1,519,390	$ 1,508,394	$ 1,407,476
Return on average common shareholders' equity (tangible), annualized	9.96%	9.88%	10.31%	10.76%	10.73%	10.54%

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NON-GAAP RECONCILIATION (CON'T)

FULTON FINANCIAL CORPORATION

	Dec 31, 2014	Dec 31, 2013	Dec 31, 2012	Dec 31, 2011
		(dollars in thousands)		
Tangible Common Equity to Tangible Assets (TCE Ratio)				
Shareholders' equity	$ 1,996,665	$ 2,063,187	$ 2,081,656	$ 1,992,539
Less: Intangible assets	(531,803)	(533,076)	(535,563)	$ (544,209)
Tangible shareholders' equity (numerator)	$ 1,464,862	$ 1,530,111	$ 1,546,093	$ 1,448,330
Total assets	$ 17,124,767	$ 16,934,634	$ 16,533,097	$ 16,375,174
Less: Intangible assets	(531,803)	(533,076)	(535,563)	$ (544,209)
Total tangible assets (denominator)	$ 16,592,964	$ 16,401,558	$ 15,997,534	$ 15,830,965
Tangible Common Equity to Tangible Assets	8.83%	9.33%	9.66%	9.15%

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